EXHIBIT 10.1

(Translation of a contract written in Chinese)

A CONTRACT FOR THE REBUILDING AND LEASING OF ADVERTISEMENT
LIGHT BOXES ON NANJING ROAD PEDESTRIAN STREET

Made between

Shanghai Chuangtian Advertising Company Limited	(hereinafter called “Party A”)

and

Shanghai Quo Advertising Company Limited	(hereinafter called “Party B”)

The existing advertisement light boxes situated and standing on the ground along Nanjing Road Pedestrian Street were erected in 1999 and in the view of the swift development in technology with the passing of time such advertisement light boxes have become obsolete in style and appearance and are unable to live up to the good reputation of the area being the “number one business avenue of China”. In line with the conceptual requirement of the city government for the advancement and beautification of the Nanjing Road district Party A and Party B have entered into cordial negotiation and reached agreement as follows for the rebuilding and leasing of such advertisement light boxes in accordance with the relevant laws and regulations of the People’s Republic of China.

Section I Matters concerning the Engineering Work in the Rebuilding of the light boxes

1.

Party A owns the right to manage and operate the 104 advertisement spaces on both sides of the 52 advertisement light boxes situated and standing on the ground along Nanjing Road Pedestrian Street and agrees to allow Party B to replace a portion of these light boxes (see Appendix 1, being a diagram depicting the present locations of the subject matter at the points indicated in the diagram) with full colored electronic visual LED video panels whilst keeping the other light boxes as such in order to meet the need of Party B to use the same for the publication of advertisements in light box format.

2.

The locations and dimensions of the rebuilding work: subject matter being 52 several advertisement light boxes situated and standing on the ground along Nanjing Road Pedestrian Street, each such box having an external surface area of 2.3 metre by 1.5 metre and a net screen area of 1.35 metre by 1.44 metre, see the relevant diagram for details.

3.

Party B shall not commence working on the full colored visual electronic LED video panels to be built as the media for the publication of advertisements hereunder (see Appendix 3, being a diagram depicting the visual impression of the relevant design) until it has been notified by Party A in writing that Party A has obtained the approval of the relevant department of the local government.

4.

Party A shall be responsible for the making of application for all consents and approvals required from the relevant authorities for the rebuilding of the aforesaid ground standing advertisement light boxes and to facilitate the work of Party B by the provision of requisite source of electrical power etc.

5.

The work involved in the rebuilding of the ground standing light boxes shall be accomplished in four stages. Party B is entitled to replace some of the aforesaid ground standing light boxes with full colored visual electronic LED panels at locations to be chosen Party B. Party B is required at the same time to ensure that the remaining light boxes when rebuilt shall be of an uniform appearance in line with the LED video panels.

6.

Party B shall own all 52 ground standing light boxes/LED video panels as its investment upon the rebuilding/replacement of the existing light boxes. Party B shall be responsible for the purchase and building of the full colored visual electronic LED video panels to be used as the media for the publication of advertisements (see Appendix 3, being a diagram depicting the visual impression of the relevant design) and the replacement light boxes for the remaining locations. On the expiration of the contract period the ownership and right of disposal of these LED video panels and accessories shall belong to Party B and Party B shall deliver up the vacant positions where the subject matter of this contract is situated to Party A within 10 days commencing from the expiration of the contract period.

7.

On the signing of this leasing contract Party B shall pay to Party A a sum equivalent to 10% of the rental for the corresponding year under this contract as deposit and such deposit must be paid in full within 7 working days after the signing of this contract. Upon its receipt of such payment Party A shall proceed with its application to all relevant departments of the government for the requisite approval and consent in accordance with the relevant laws and regulations for the rebuilding work. The said deposit will be applied to pay and set off the rental charges payable hereunder in the course of performance of this contract. If Party A does not receive the deposit payable by Party B with 5 working days after the signing of this contract, Party A shall be entitled to unilaterally terminate this contract.

8.	Party B shall build all the LED video light boxes hereunder and shall assume full responsibility and liability for safety and other issues which emerge in the course of work.

Section II. Matters concerning the Leasing of the Light Boxes

1.	The Location and Position of the media

Being the locations of 52 ground standing light boxes situated along Nanjing Road Pedestrian Walk in Shanghai.

2.	Duration of Lease

(i)

The lease of Party B shall last for three years, the exact commencement date of the lease period depends on the actual date of delivery of the subject matter (see Paragraph 2 below) and shall be confirmed by both Party A and Party B in a signed confirmation (see Appendix 2 for the letter of confirmation). The parties shall commence negotiation for the renewal of the lease three months in advance of the expiration of the contract. Party B shall be preferred to all other parties who offer to lease on the same terms as offered by Party B.

(ii)

Party A shall deliver the sites of the ground standing advertisement light boxes to Party B in four stages, in the first stage the sites of 27 ground standing light boxes shall be delivered on the effective date prescribed on the approval papers issued by the relevant departments of the government, namely, those of the following serial numbers: 5, 6, 13-19, 29-31, 38-52; in the second stage 6 more sites of the ground standing light boxes shall be delivered on 10th August, 2007 , namely, those with serial numbers 7-12; in the third stage the sites for ground standing light boxes serial numbered 20-28 shall be delivered on 23rd November, 2007 and in the fourth stage the sites for ground standing light boxes serial numbered 1-4 and 32-37 shall be delivered. If Party A shall be unable to deliver in time an extension of time equivalent to the length of the delay will be given to Party B for its work. The actual dates of delivery shall be confirmed in writing to be signed by both Party A and Party B. Party B shall be taken to have confirmed its agreement if it fails to respond within 5 working days after its receipt of a relevant letter of confirmation.

3.	Rental Charges for Leasing

The rental charges for each of the ground standing advertisement light boxes shall be RMB 115,000 on the understanding that a total of 52 such boxes are leased out hereunder (including therein some full colored visual electronic LED video panels), that means aggregate annual rental charge in the sum of RMB FIVE MILLION NINE HUNDRED AND EIGHTY THOUSAND ONLY (RMB 5,980,000).

4.	Manner of Payment

Payment shall be made in each of the stages (see Paragraph 2(ii) above). In the first year of the lease Party B shall within ten days after Party A’s delivery of the sites to Party B in each stage pay to Party A the full annual rental charge for all the ground standing light boxes comprised in that stage. For the two subsequent years of the lease Party B shall make payment of the rental charges in a manner similar to that applicable in the first year of the lease.

5.	Announcements of Public Interest

Having regard to the prime geographical location of Nanjing Road Pedestrian Street in the event of the government requiring the use of the advertisement boxes and panels for the publication of announcements of public interest. Party B shall allow Party A to make such use of the advertisement boxes and panels free of consideration for up to 10 days in each year. If the actual number of days used for the publication of such announcements of public interest shall be less than 10 days in a certain year then Party A must give the remaining days of use back to Party B for its own disposal and Party A shall not use up such remaining days for the publication of commercial advertisements.

6.	The Respective Rights and Obligations of the Parties

(i)	The Rights and Obligations of Party A

(1)

Party A shall be responsible for the making of applications for and the obtaining of the relevant approvals to allow Party B to rebuild the ground standing advertisement boxes along Nanjing Road Pedestrian Street by partially replacing the advertisement light boxes with full colored visual electronic LED video panels and by replacing the remainder of the existing light boxes with new light boxes. Party A shall also apply for and obtain and procure for the use of Party B all requisite approval papers of the relevant departments of the government to enable and ensure that the full colored visual electronic LED video panels and new light boxes may be deployed in the publication of advertisements ( including but not limited to the approval papers from the industrial and commercial department, the city planning department and the city management department etc.).

(2)

Party A shall ensure the smooth progress of the rebuilding work in relation to the ground standing light boxes hereunder and provide requisite support to Party B in a timely manner in its work in relation to such rebuilding work and ensure that the requisite supply of electricity and relevant electrical supply equipment and facility will be made available for such purpose.

(3)	Party A shall ensure the continuity in the supply of electricity as may be required for the operation in the publication of advertisements under this contract.

(4)

Party A shall make all requisite applications to relevant departments for the official consent and approval as may be required in respect of the leasing of the advertising site and the production and publication of advertisements etc. so as to duly complete all such application and obtain all the requisite approval papers.

(5)	Party A shall issue and provide to Party B its invoices for advertisements within 10 days of its receipt of each relevant payment from Party B.

(ii)	The rights and obligations of Party B :-

(1)

Party B shall scrutinize and exercise proper control over the contents of the advertisements in accordance with the < Code of Law of the People’s Republic of China Governing Advertisements > and related regulations and shall take full responsibility to ensure the legality of such contents of advertisements.

(2)

Party B shall make punctual payments of the rental charges in full in accordance with this contract and pay electricity charges for the electricity consumed and settle the payment of such electricity charges within 10 days of its receipt of Party A’ notification in writing.

(3)	Party B shall be responsible for the daily repair and maintenance of the ground standing light boxes throughout the period of the contract.

7.	Liabilities for Breach of Contract

(i)

If Party B should fail to pay the advertising charges within the prescribed period of time then it shall pay to Party A a delinquent charge equivalent to 0.05 percent of the amount overdue for each day in its delay in payment for the same. Party A will issue a notice in writing to Party B if the failure to pay such sums shall exceed one calendar month and shall be entitled to terminate this contract if Party B still fails to pay within one calendar month after such notice. Party B shall dismantle and remove the full colored visual electronic LED video panels and its supporting equipment and facility within 10 working days after the termination of contract and also in the process reinstate the pre-exisiting equipment of Party A at the original locations thereof. In the event of default on the part of Party B to perform its obligation of removal Party A shall be entitled to perform the task for Party B provided that all the incidental expenses of such removal shall be borne by Party B and Party B shall observe the stipulation as agreed in the following paragraph (iii) of Clause 7. If Party A should fail to complete the application for and obtain all requisite approvals of relevant departments of the government in respect of the rebuilding work involving LED video panels within 60 days after the signing of the contract then it shall refund the deposit to Party B.

(ii)

During the period for publication of advertisements under this contract Party A shall assist Party B in the daily management of the LED light boxes, in the event of any stoppage of electricity supply caused by Party A or any incidental delay in the timely repair of the system Party A shall make an allowance of time to Party B equivalent to the number of days for which such stoppage of electricity supply has actually persisted.

(iii)	The rights and obligations of Party A

Party A and Party B have signed this contract together to confirm the agreement they reached on the principal terms of the subject matter and the procedural steps to put the same into operation, both parties should act according to the principle of integrity and sincerity and conscientiously perform their respective obligations under the contract. Party B shall be liable for any breach of the contract on its part except where it is due to force majeure and be liable to pay a sum equivalent to 20% of the annual rental as agreed damage for such breach of contract.

8.	Other terms and conditions

(i)

Both parties hereto shall commence negotiation for the renewal of the lease three months in advance of the expiration of the contract. Party B shall be preferred to all other parties who offer to lease on the same terms as offered by Party B.

(ii)

Party B shall own all the new LED video panels as its investment and property and shall also own the right to its business operations. If the parties hereto will not renew the contract upon the expiration of the contractual period then Party B shall be entitled to remove and dismantle such LED video panels provided that it shall make proper arrangement to reinstate and return the pre-existing facility and equipment to Party A in the process.

(iii)

If Party A shall fail to obtain all the requisite governmental approval papers required for the operation of the advertisement service during the 2nd or 3rd year of the contract period under this contract thereby causing the termination of this contract then in addition to the liability incurred by Party A for such failure Party B shall be entitled to refuse to pay any remaining balance of fees for the advertisements under co-operation. Provided that if Party A obtains the governmental approval papers regarding the light boxes advertisement locations specified under paragraph (ii) of Clause 2 in Section II (i.e. Matters concerning the Leasing of the Llight Boxes) mentioned above then Party B shall be entitled to ask for a postponement of the schedule accordingly. Neither party hereto shall pursue the liability of the other party in the event of any non-performance situation mentioned above being caused by force majeure.

9.	Force Majeure

In this contract force majeure means governmental acts and interventions in relation to matters such as policy and city planning, urban renewal or scrutiny of applications or severe natural disasters which prevents the continual performance of the contract. In the event of force majeure, the party hereto being affected must notify the other party hereto in writing within 10 days after the onset of the event and shall take steps to mitigate the extent of loss to such extent as may be possible in the circumstances. If both parties hereto decide to terminate the contract then an account shall be made out and settled without taking into account any part of the contract that has not been performed.

10.

The parties hereto may enter into further negotiation and sign supplemental agreements in respect of any matter which has not been adequately provided for under this contract. Supplemental agreements shall have legal effect in the same manner as this agreement

11.	The appendices set out are unalienable constituent parts of this contract and shall take legal effect in the same manner as this contract :-

[ Appendix 1 : Approval papers of the relevant governmental departments]

[Appendix 2 : Letter of Confirmation]

[Appendix 3 : Plan depicting the relevant locations]

[Appendix 4 : Plan showing the effect]

12.

Disputes arising from this contract may be resolved through mediation in a cordial manner between the parties hereto, both parties hereto shall be entitled to institute legal proceedings at the local People’s Court at the place of origin of such party in respect of such dispute if they should fail to resolve the dispute through mediation. Unless otherwise determined by the Court, the cost of litigation shall be borne by the party losing the case.

13.

This contract is made in four identical original counterparts, both Party A and Party B shall each be entitled to two of such counterparts. This contract shall take effect once both parties have signed and sealed the same.

Party A:	Party B:

Representative (a signature )	Representative (a signature)

Date: 2007.06.20	Date: 2007.06.20

Place of signature :

(contracting seals superimposed respectively on the above signatures)